BARRETT BUSINESS SERVICES, INC.

Dear Stockholder:

         Due to a problem with the printing of the "Stock Performance Graph" on page 12 of the Company's Proxy Statement dated April 11, 1997, a complete and corrected version of the graph appears below.

April 15, 1997                                   BARRETT BUSINESS SERVICES, INC.

                COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURNS
                              PERFORMANCE GRAPH FOR
                         BARRETT BUSINESS SERVICES, INC.

             Prepared by the Center for Research in Security Prices
                 Produced on 2/25/97 including data to 12/31/96

                                 [graphic table]

            12/31/91    12/31/92    12/31/93    12/30/94    12/29/95    12/31/96
            --------    --------    --------    --------    --------    --------

Barrett
Business
Services,
Inc.                                 $169.2       $344.6      $363.1      $375.4

S&P 500
Stocks       $89.5       $96.3       $105.7        107.2       147.5       181.8

Self-
Determined
Peer Group    86.8       106.8        118.3        156.4       179.9       193.6


Companies in the Self-Determined Peer Group:

  ADIA SERVICES INC            CDI CORP
  KELLY SERVICES INC           MANPOWER INC
  OLSTEN CORP                  ROBERT HALF INTERNATIONAL INC
  STAFF BUILDERS INC NEW       UNIFORCE TEMPORARY PERSONNEL INC

Notes:

     A. The lines represent monthly index levels derived from compounded daily returns that include all dividends.

     B. The indexes are reweighted daily, using the market capitalization on the previous trading day.

     C. If the monthly interval, based on the fiscal year-end, is not a trading day, the preceding trading day is used.

     D. The index level for all series was set to $100.0 on 06/11/93.

                                     - 12 -